Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of Inogen, Inc. (the “Company”) and the effectiveness of the Company's internal control over financial reporting dated February 28, 2017, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Los Angeles, California
March 1, 2017